UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 26, 2013, Visualant, Inc. (“Visualant” or the “Company”) entered into an Option Agreement with Ascendiant Capital Partners, LLC (“Ascendiant”) pursuant to which the Company has the option to purchase from Ascendiant 4,000,000 shares of common stock of the Company for a total purchase price of $300,000 for expected retirement to treasury. The option must be exercised and payment for the shares must be made on or before May 31, 2013. Ascendiant was issued a total of 4,564,068 shares of common stock on April 26, 2013 as a result of Ascendiant’s cashless exercise of a warrant (“Ascendiant Warrant”). On January 23, 2013, the Company had agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, payment of which was due by March 31, 2013; however, the Company did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013.

On January 23, 2013, the Company entered into an Amendment to Warrant Purchase Agreement with Gemini Master Fund, Inc. (“Gemini”). The Company is currently accruing interest at 18% on the $250,000 balance due to Gemini.

The above description is intended only as a summary of the Option Agreement, which is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits –

Exhibit No.	Description

10.1	Option Agreement dated April 26, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

May 1, 2013	By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Option Agreement dated April 26, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC.